Exhibit 10.1

EXECUTION VERSION

SECURITIES PURCHASE AGREEMENT

by and between

DELTATHREE, INC.

and

D4 HOLDINGS, LLC

February 10, 2009

DELTATHREE, INC.

SECURITIES PURCHASE AGREEMENT

This SECURITIES PURCHASE AGREEMENT (this “Agreement”) is dated as of February 10, 2009, and is by and between (i) deltathree, Inc., a Delaware corporation, with its principal office at 419 Lafayette Street, New York, New York 10003 (the “Company”) and (ii) D4 Holdings, LLC, a Delaware limited liability company (the “Purchaser”).

WHEREAS, the Company desires to issue and sell to the Purchaser, and the Purchaser desires to purchase from the Company, (i) an aggregate of 39,000,000 shares (the “Shares”) of the authorized but unissued shares of Class A common stock, $0.001 par value per share, of the Company (the “Common Stock”), and (ii) a warrant to purchase up to 30,000,000 shares of Common Stock, upon the terms and subject to the conditions set forth in this Agreement; and

WHEREAS, the Company and the Purchaser are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by the provisions of Regulation D (“Regulation D”), as promulgated by the U.S. Securities and Exchange Commission under the Securities Act of 1933, as amended.

NOW, THEREFORE, in consideration of the mutual agreements, representations, warranties and covenants herein contained, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Definitions.  As used in this Agreement, the following terms shall have the following respective meanings:

(a) “Action” has the meaning set forth in Section 3.12.

(b) “Affiliate” means any Person that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, a Person, as such terms are used and construed under Rule 144 (as defined below).

(c) “Agreement” has the meaning set forth in the preamble hereof.

(d) “Alternative Transaction” has the meaning set forth in Section 6.13.

(e) “Balance Sheet Date” means September 30, 2008.

(f) “Board” means the board of directors of the Company.

(g) “Bylaws” means the Amended and Restated Bylaws of the Company, as amended.

(h) “Certificate Amendment” means that certain amendment to the Certificate of Incorporation to increase the amount of authorized Common Stock to an amount sufficient to issue all of the Warrant Shares pursuant to the Warrant.

(i) “Certificate of Incorporation” means the Amended and Restated Certificate of Incorporation of the Company, as amended.

(j) “Closing” has the meaning set forth in Section 2.2.

(k) “Closing Date” has the meaning set forth in Section 2.2.

(l) “Common Stock” has the meaning set forth in the recitals to this Agreement.

(m) “Company” has the meaning set forth in the preamble of this Agreement.

(n) “Company Plan” means each “employee benefit plan” within the meaning of Section 3(3) of the United States Employee Retirement Income Security Act of 1974, as amended (“ERISA”), including, without limitation, multiemployer plans within the meaning of Section 3(37) of ERISA, and all retirement, profit sharing, stock option, stock bonus, stock purchase, severance, fringe benefit, deferred compensation, and other employee benefit programs, plans, or arrangements, whether or not subject to ERISA, under which (i) any current or former directors, officers, employees or consultants of the Company has any present or future right to benefits and which are contributed to, sponsored by or maintained by the Company or either of the Subsidiaries, or (ii) the Company or either of the Subsidiaries has any present or future liability.

(o) “Effective Date” means the date on which the Registration Statement covering the resale of the Shares is initially declared effective by the SEC.

(p) “Exchange Act” means the Securities Exchange Act of 1934, as amended, and all of the rules and regulations promulgated thereunder.

(q) “Financial Statements” means the financial statements of the Company included in the SEC Documents.

(r) “Fundamental Representations” means the representations and warranties contained in Sections 3.1, 3.2, 3.4 and 3.5.

(s) “Governmental Authorizations” has the meaning set forth in Section 3.18.

(t) “Indemnified Party” means the party entitled to indemnification under Section 7.

(u) “Indemnifying Party” means the party obligated to provide indemnification under Section 7.

(v) “Intellectual Property” means all intellectual property, including but not limited to (A) inventions (whether patentable or unpatentable and whether or not reduced to practice), ideas, research and techniques, technical designs, discoveries and specifications, improvements, modifications, adaptations, and derivations thereto, models, and industrial designs, (B) marks, logos, trade dress, brand names and trade names, assumed names, corporate names and other indications of origin (whether registered or unregistered), (C) works of authorship, (D) trade secrets, know-how and confidential business information, (E) software, (F) Internet domain names, (G) customer lists, and (H) documentation related to any of the foregoing, and includes all Intellectual Property Rights in and to the foregoing. “Intellectual Property Rights” means (i) patents, patent applications, and patent disclosures, together with reissuances, continuations, continuations-in-part, revisions, extensions and reexaminations thereof (the “Patents”), (ii) trademarks, service marks, trade name rights and similar rights, (iii) rights associated with works of authorship, including copyrights (whether registered or unregistered and any applications for registration therefor, including any modifications, extensions, or renewals thereof) and moral rights, (iv) trade secrets, know-how and confidential business information and rights in any jurisdiction to limit the use or disclosure thereof by any Person, and (v) publicity rights.

(w) “Investor Rights Agreement” means that certain Investor Rights Agreement, the form of which is attached hereto as Exhibit A, to be entered into by and between the Company and the Purchaser as of the Closing Date, pursuant to which the Company, among other things, shall register for resale the Shares and the Warrant Shares on the terms set forth therein.

(x) “Israel Subsidiary” means deltathree, Ltd., a company incorporated under the laws of Israel.

(y) “knowledge” (when referring to the Company) means the actual knowledge of Efraim Baruch, Richard Grant or Peter Friedman, after reasonable inquiry of such Persons with administrative or operational responsibility for such facts or matters in question; provided, however, that if no such reasonable inquiry is made, then the foregoing individuals will be deemed to have actual knowledge of those facts or matters that such individuals would have had if such a reasonable inquiry had been made.

(z) “Material Adverse Effect” means (a) a material adverse effect on the legality, validity or enforceability of this Agreement or any of the other Transaction Documents and the transactions contemplated hereby and thereby, (b) a material adverse effect on the assets, liabilities (contingent or otherwise), business, affairs, operations, or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole, or (c) a material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under this Agreement or any of the other Transaction Documents and the transactions contemplated hereby and thereby, except to the extent that any such material adverse effect arises out of, results from or is primarily attributable to (i) changes in conditions in the United States or global economy (except to the extent such changes affect the Company and the Subsidiaries, taken as a whole, in a materially disproportionate manner as compared to other Persons or participants in the industries in which the Company and the Subsidiaries conduct their business) and (ii) the negotiation, execution, announcement or consummation of this Agreement and the transactions contemplated hereby.

(aa) “Notice Period” has the meaning set forth in Section 9(a)(iii).

(bb) “OTCBB” means the over-the-counter bulletin board.

(cc) “Person” (whether or not capitalized) means an individual, entity, partnership, limited liability company, corporation, association, trust, joint venture, unincorporated organization or any other form of entity not specifically listed herein, and any government, governmental department or agency or political subdivision thereof.

(dd) “Purchase Price” has the meaning set forth in Section 2.1.

(ee) “Purchaser” has the meaning set forth in the preamble of this Agreement.

(ff) “Registration Statement” means any registration statement required to be filed by the Company under the Securities Act pursuant to the terms of the Investor Rights Agreement.

(gg) “Regulation D” has the meaning set forth in the recitals to this Agreement.

(hh) “Rule 144” means Rule 144 promulgated under the Securities Act and any successor or substitute rule, law or provision.

(ii) “SEC” means the Securities and Exchange Commission.

(jj) “SEC Documents” means the Company’s annual report filed on Form 10-K for the year ended December 31, 2007, and all reports required to be filed by the Company under the Exchange Act since March 31, 2008.

(kk) “Securities” means the Shares, the Warrant, and the Warrant Shares.

(ll) “Securities Act” means the Securities Act of 1933, as amended, and all of the rules and regulations promulgated thereunder.

(mm) “Shares” has the meaning set forth in the recitals to this Agreement.

(nn) “Subsidiaries” means, collectively, the Israel Subsidiary and the U.S. Subsidiary.

(oo) “Superior Proposal” has the meaning set forth in Section 6.13.

(pp) “Transfer Agent Instructions” means irrevocable instructions given in writing by the Company to the Company’s transfer agent to issue an original stock certificate to the Purchaser for the Shares.

(qq) “Transaction Documents” means, collectively, this Agreement, the Investor Rights Agreement, the Warrant, and any other documents or agreements executed in connection with the transactions contemplated by this Agreement.

(rr) “U.S. Subsidiary” means DME Solutions, Inc., a corporation incorporated under the laws of the State of New York.

(ss) “Warrant” means that certain Warrant to purchase up to 30,000,000 shares of Common Stock, the form of which is attached hereto as Exhibit B, to be issued by the Company to the Purchaser as of the Closing Date.

(tt) “Warrant Shares” means the shares of Common Stock issuable upon exercise of the Warrant.

2. Purchase and Sale; Closing; Other Agreements.

2.1. Purchase and Sale.  Subject to and upon the terms and conditions set forth in this Agreement, the Company agrees to issue and sell to the Purchaser, and the Purchaser hereby agrees to purchase from the Company, at the Closing, the Shares and the Warrant for an aggregate purchase price of $1,170,000 (the “Purchase Price”).

2.2. Closing.  The closing of the transactions contemplated under this Agreement (the “Closing”) shall take place as soon as possible and within three (3) business days after the satisfaction or waiver of the conditions set forth in Section 5 below (unless agreed to otherwise by the Company and the Purchaser), at the offices of Bingham McCutchen LLP, 2020 K Street, NW, Washington, D.C., 20006, at 10:00 a.m., or such other location and time agreed to by the parties hereto.  At the Closing, (a) the Company shall deliver to the Purchaser an original stock certificate, registered in the Purchaser’s name, representing the Shares, (b) the Company shall deliver to the Purchaser the executed Warrant, and (c) the Purchaser shall deliver to the Company payment of the Purchase Price by wire transfer of immediately available funds to such account as set forth on Schedule 2.2.  The date on which the Closing actually occurs is the “Closing Date”.

3. Representations and Warranties of the Company.  Except as disclosed in the SEC Documents (other than disclosures in any “risk factors” sections thereof), the Company hereby represents and warrants to the Purchaser, as of the date of this Agreement and as of the Closing Date, as follows:

3.1. Incorporation.  Each of the Company and the Subsidiaries is a corporation or other entity duly organized, validly existing and in good standing under the laws of the State of Delaware (or such other applicable jurisdiction of incorporation or formation), and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or the character of the property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, would not result in a Material Adverse Effect.  Each of the Company and the Subsidiaries has all requisite corporate power and authority to carry on its business as now conducted and to carry out the transactions contemplated hereby and in the other Transaction Documents.  Neither the Company nor either of the Subsidiaries is in violation of any of the provisions of its certificate of incorporation (or other similar corporate formation or organization document) or bylaws (or other similar corporate governance document).

3.2. Capitalization.  The authorized capital stock of the Company consists of (a) 75,000,000 shares of Common Stock, of which 32,870,105 shares are outstanding as of the date of this Agreement, (b) 1,000 shares of Class B common stock, par value $0.001 per share, of which there are no shares outstanding as of the date of this Agreement, and (c) 25,000,000 shares of preferred stock, par value $0.001 per share, of which there are no shares outstanding as of the date of this Agreement.  An aggregate of 6,261,891 shares of the Company’s capital stock are issuable and reserved for issuance pursuant to option plans or securities (other than outstanding shares of Common Stock) exercisable for, or convertible into or exchangeable for, shares of capital stock of the Company as follows:  (i) stock options to purchase 2,029,015 shares of the Common Stock have been issued under existing approved stock plans and 304,000 restricted shares and restricted units have been granted and (ii) 3,928,876 shares are reserved for future issuance under existing approved stock plans.  All shares of the Company’s issued and outstanding capital stock have been duly authorized, are validly issued and outstanding, and are fully paid and non-assessable and were issued in full compliance with applicable state and federal securities laws and, to the knowledge of the Company, rights of third parties.  Except as set forth on Schedule 3.2, there are no existing options, warrants, calls, preemptive (or similar) rights, subscriptions or other rights, agreements, arrangements or commitments of any character obligating the Company to issue, transfer or sell, or cause to be issued, transferred or sold, any shares of the capital stock of the Company or other equity interests in the Company or any securities convertible into or exchangeable for such shares of capital stock or other equity interests, excluding the Shares to be issued to the Purchaser as contemplated by this Agreement and the Warrant Shares, and there are no outstanding contractual obligations of the Company to repurchase, redeem or otherwise acquire any shares of its capital stock or other securities or equity interests.  The issuance and sale of the Shares and the Warrant Shares will not obligate the Company to issue or sell, pursuant to any pre-emptive right or otherwise, shares of Common Stock or other securities to any Person (other than the Purchaser) and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under any outstanding shares of capital stock or other securities.

3.3. Registration Rights.  The Company has not granted or agreed to grant to any Person any right (including “piggy-back” and demand registration rights) to have any shares of capital stock or other securities of the Company registered with the SEC or any other governmental authority and no person has the right to prohibit the Company from filing the Registration Statement.

3.4. Authorization; Enforcement.  The execution and delivery of this Agreement and the other Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Company.  Each of this Agreement and the other Transaction Documents has been (or upon delivery will have been) duly executed by the Company, and when delivered in accordance with the terms hereof, will constitute a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such may be limited by applicable bankruptcy, insolvency, reorganization or other laws affecting creditors’ rights generally and by general equitable principles.  The Company has all requisite corporate power and authority to enter into this Agreement and the other Transaction Documents and the transactions contemplated hereby and thereby and otherwise to carry out and perform its obligations under their respective terms.

3.5. Valid Issuance of the Shares.  The Company has a sufficient number of authorized and unissued shares of Common Stock for the issuance of the Shares, and the Shares have been duly authorized and, when issued pursuant to the terms of this Agreement, will be validly issued, fully paid and nonassessable and not subject to any encumbrances and restrictions except for restrictions on transfer set forth in the Transaction Documents or imposed by applicable securities laws, preemptive rights or any other similar contractual rights of the stockholders of the Company or any other Person.  Upon the effectiveness of the Certificate Amendment, the Company will have a sufficient number of authorized and unissued shares of Common Stock for the issuance of the Warrant Shares, and the Warrant Shares will be within the authorized share capital of the Company and, upon issuance in accordance with the terms of the Warrant, will be validly issued and fully paid.

3.6. Financial Statements.  At the time of their filing with the SEC, the Financial Statements and the related notes thereto complied as to form in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto in effect at the time of filing.  The Financial Statements have been prepared in accordance with United States generally accepted accounting principles (“GAAP”) applied on a consistent basis during the periods covered thereby (except as may be otherwise specified in the Financial Statements or the notes thereto and except that unaudited financial statements may not be reconciled to GAAP or contain all footnotes required by GAAP) and present fairly, in all material respects, the financial position of the Company and the Subsidiaries and the results of operations and cash flows as of the date and for the periods indicated therein subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

3.7. SEC Documents.  As of their respective filing dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act, and the rules and regulations promulgated thereunder, and none of the SEC Documents contains any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.  All contracts, agreements, instruments and other documents to which the Company is a party or to which the property or assets of the Company are subject are included as part of, or specifically identified in, the SEC Documents to the extent required by the rules and regulations of the SEC as in effect at the time of filing, and each such contract, agreement, instrument and other document is legal, valid, binding and enforceable against the Company in accordance with their respective terms, except as such may be limited by bankruptcy, insolvency, reorganization or other laws affecting creditors’ rights generally and by general equitable principles.  Except as set forth on Schedule 3.7, the Company has prepared and filed with the SEC all filings and reports required by the Securities Act and the Exchange Act to make the Company’s filings and reports current and timely filed in all respects.

3.8. Consents.  Except for (a) the filing and effectiveness of the Registration Statement and (b) any required state “blue sky” law filings in connection with the transactions contemplated hereunder or under the other Transaction Documents, all material consents, approvals, orders and authorizations required on the part of the Company in connection with the execution or delivery of, or the performance of the obligations under, this Agreement and the other Transaction Documents, and the consummation of the transactions contemplated herein and therein, have been obtained and will be effective as of the date hereof.  The execution and delivery by the Company of this Agreement and the other Transaction Documents, the consummation of the transactions contemplated herein and therein, and the issuance of the Securities do not require the consent or approval of any third party or any lender to, the Company or, to the knowledge of the Company, the OTCBB.

3.9. No Conflict; Compliance With Laws.

(a) The execution, delivery and performance by the Company of this Agreement and the other Transaction Documents, and the consummation of the transactions contemplated hereby and thereby, including the issuance of the Securities, do not and will not (i) conflict with or violate any provision of the Certificate of Incorporation (assuming with respect to the issuance of Common Stock upon the exercise of the Warrant, the effectiveness of the Certificate Amendment) or Bylaws or the certificate of incorporation (or other charter documents) or bylaws (or other similar documents) of either of the Subsidiaries, (ii) breach, conflict with or result in any violation of or default (or an event that with notice or lapse of time or both would become a default) under, or give rise to a right of termination, amendment, acceleration or cancellation (with or without notice or lapse of time, or both) of any obligation, contract, commitment, lease, agreement, mortgage, note, bond, indenture or other instrument or obligation to which the Company or either of the Subsidiaries is a party or by which they or any of their properties or assets are bound, except in each case to the extent such breach, conflict, violation, default, termination, amendment, acceleration or cancellation does not, and could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, or (iii) to the knowledge of the Company, result in a violation of any statute, law, rule, regulation, order, ordinance or restriction applicable to the Company, the Subsidiaries or any of their properties or assets, or any judgment, writ, injunction or decree of any court, judicial or quasi-judicial tribunal applicable to the Company, the Subsidiaries or any of their properties or assets.

(b) Except as set forth on Schedule 3.9(b), none of the Company or the Subsidiaries (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or either of the Subsidiaries), nor has the Company or either of the Subsidiaries received written notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties or assets is bound (whether or not such default or violation has been waived) or (ii) is in violation of any statute, rule or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws relating to taxes, environmental protection, employment and labor matters, and securities regulation (including the Securities Act and the Exchange Act) except in each case as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

3.10. Brokers or Finders.  Except as set forth on Schedule 3.10, none of the Company or the Subsidiaries has dealt with any broker or finder in connection with the transactions contemplated by this Agreement or the other Transaction Documents, and none of the Company or the Subsidiaries has incurred, or shall incur, directly or indirectly, any liability for any brokerage or finders’ fees or agents’ commissions or any similar charges in connection with this Agreement or the other Transaction Documents, or any transaction contemplated hereby or thereby.

3.11. Over-The-Counter-Bulletin Board.  The Company’s Common Stock is actively traded, and thus quoted, on the OTCBB, and, to the knowledge of the Company, no circumstance presently exists which, with notice or the passage of time, or both, would result in the Company no longer being eligible for quotation on the OTCBB.

3.12. Absence of Litigation.  There is no action, suit, inquiry, notice of violation, proceeding, or investigation nor, to the knowledge of the Company, is any of the above threatened against the Company, the Subsidiaries or any of their respective properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (each an “Action”) which (a) adversely affects or challenges the legality, validity or enforceability of this Agreement or any of the other Transaction Documents or any of the transactions contemplated hereby or thereby, including the issuance of the Securities, or (b) except as set forth on Schedule 3.12, could reasonably be expected to result in a Material Adverse Effect.  Except as set forth on Schedule 3.12, none of the Company or the Subsidiaries, nor, to the knowledge of the Company, any director or officer thereof, is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty associated with such director or officer’s service to or association with the Company.  To the knowledge of the Company, there has not been and there is not pending or threatened, any investigation by the SEC involving the Company or any current or former director or officer of the Company associated with such director or officer’s service to or other association with the Company.  The SEC has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or either of the Subsidiaries under the Exchange Act or the Securities Act.

3.13. No Undisclosed Liabilities;  Indebtedness.  Except as set forth on Schedule 3.13, since the Balance Sheet Date, other than liabilities and obligations arising in the ordinary course of business, the Company and the Subsidiaries have incurred no liabilities or obligations, whether known or unknown, asserted or unasserted, fixed or contingent, accrued or unaccrued, mature or unmatured, liquidated or unliquidated, or otherwise, except for liabilities or obligations, that, individually or in the aggregate, do not or would not reasonably be expected to have a Material Adverse Effect.  Except as set forth on Schedule 3.13, the Company has no indebtedness outstanding as of the date hereof and is not in default with respect to any outstanding indebtedness or any instrument relating thereto.

3.14. Property.

(a) Personal Property.  Each of the Company and the Subsidiaries has good and marketable title to, or has valid rights to lease or otherwise use, all items of personal property that are material to the business of the Company and the Subsidiaries, free and clear of all liens and encumbrances except those, if any, reflected in the Financial Statements, incurred in the ordinary course of business.

(b) Real Property.  Each of the Company and the Subsidiaries has good and marketable title to, or has valid rights to lease or otherwise use, all the real property that is material to the business of the Company and the Subsidiaries, free and clear of all liens and encumbrances except those, if any, reflected in the Financial Statements, incurred in the ordinary course of business.  Any real property and facilities held under lease by the Company or either of the Subsidiaries are held by it or them under valid, subsisting and enforceable leases (subject to laws of general application relating to bankruptcy, insolvency, reorganization, or other similar laws affecting creditors’ rights generally and other equitable remedies) with which the Company and the Subsidiaries are in compliance in all material respects.  To the knowledge of the Company, the real property used by the Company and/or either of the Subsidiaries is being used by the Company and/or either of the Subsidiaries, as applicable, in compliance with all applicable zoning and other laws, including licensing standards, health and safety code regulations, fire regulations and any other applicable city, county or state regulations.

3.15. Labor Relations.

(a) Except as set forth on Schedule 3.15(a), no labor or employment dispute exists or, to the knowledge of the Company, is imminent or threatened, with respect to any of the Company’s past or present employees or consultants, that has, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(b) Since January 1, 2006, to the extent there has been any “mass layoff” or “plant closing” as defined by the Worker Adjustment and Retraining Notification Act of 1988 (the “WARN Act”) in respect of the Company or either of the Subsidiaries, or the Company or either of the Subsidiaries has been affected by any transactions or engaged in layoffs or employment terminations sufficient in number to trigger application of any state, local or foreign law or regulation which is similar to the WARN Act, such layoffs, closings or employment terminations have been in material compliance with the WARN Act and such other applicable state, local and foreign laws.

3.16. Intellectual Property.

(a) All patents, registered trademarks, registered trade names, registered service marks and registered copyrights held by the Company or the Subsidiaries are valid and subsisting.  All necessary registration, maintenance and renewal fees to date in connection with the foregoing have been paid and all necessary documents and certificates in connection with the foregoing have been filed with the relevant patent, copyright, trademark or other authorities in the United States or foreign jurisdictions, as the case may be, for the purposes of perfecting, prosecuting and maintaining the foregoing.  To the extent there are any actions that are required to be taken by Company within one hundred twenty (120) days of the date of this Agreement with respect to any of the foregoing, the Company will do so in consultation with the Purchaser.

(b) Each of the Company and the Subsidiaries owns, or is validly licensed or otherwise has the right to use, and solely with respect to that which is owned by the Company or either of the Subsidiaries free and clear of any liens and encumbrances, all Intellectual Property used by or necessary for the Company to carry on its business as currently conducted, except where the failure to so own or validly license any such Intellectual Property would not reasonably be expected to have a Material Adverse Effect.  To the knowledge of the Company, such Intellectual Property constitutes all the Intellectual Property necessary to the conduct of the business of the Company and the Subsidiaries as currently conducted by the Company and the Subsidiaries, including the design, development, manufacture, use, import and sale of products and technology and the performance of services.

(c) To the knowledge of the Company, neither the Company nor either of the Subsidiaries has infringed upon or misappropriated any Intellectual Property or other proprietary information of any other Person that could reasonably be expected to result in a Material Adverse Effect.  Except as set forth on Schedule 3.16(c), neither the Company nor either of the Subsidiaries has received any written charge, complaint, claim, demand or notice alleging that the Company or either of the Subsidiaries has infringed or misappropriated any Intellectual Property of any other Person nor, to the knowledge of the Company, is there a reasonable basis for any such claim.  Except as set forth on Schedule 3.16(c), neither the Company nor either of the Subsidiaries is party to or the subject of any pending or, to the knowledge of the Company, threatened, suit, claim, action, or proceeding with respect to any such infringement or misappropriation.  To the knowledge of the Company, no other Person has infringed upon or misappropriated any Intellectual Property owned by the Company or either Subsidiary.  Neither the Company nor either of the Subsidiaries has received any opinion of counsel that a third party patent applies to any product produced, marketed, licensed, sold or distributed by the Company or either Subsidiary.  Neither the Company nor either of the Subsidiaries has brought any action, suit or proceeding for infringement of any Intellectual Property of the Company or either of the Subsidiaries, or for breach of any license or agreement involving any of such Intellectual Property, against any party that remains pending as of the date of this Agreement, and to the knowledge of the Company as of the date of this Agreement, there is no unauthorized use, disclosure, infringement or misappropriation of any such Intellectual Property by any third party, including any employee or former employee of the Company or either of the Subsidiaries.

(d) Neither the Company nor either of the Subsidiaries has transferred title to, or granted any exclusive license with respect to, any material Intellectual Property that is used in the business of the Company or either of the Subsidiaries as currently conducted.

(e) The Company has a policy of obtaining from each employee or consultant who is or was involved in the creation or development of any Intellectual Property of the Company an agreement containing an irrevocable assignment to the Company of the Intellectual Property created or developed by such employee, and, to the knowledge of the Company, there are no material breaches of such policy.  Each of the Company and the Subsidiaries has taken all reasonable steps (based on standard industry practices, and in the reasonable opinion of the Company) to protect its Intellectual Property and rights thereunder and, to the knowledge of the Company, no such rights to Intellectual Property have been lost or are in jeopardy of being lost as a result of any act or omission by the Company or either of the Subsidiaries.  The Company does not believe it is or will be necessary to use any inventions of any of its employees, consultants or independent contractors made prior to their employment by, or performance of services for, the Company and the Subsidiaries.

3.17. Subsidiaries; Joint Ventures.  Except for the Subsidiaries, the Company has no subsidiaries and does not otherwise own or control any other Person.  The Company owns, directly or indirectly, all of the capital stock or other equity interests of each of the Subsidiaries free and clear of all liens, and all the issued and outstanding shares of capital stock of each of the Subsidiaries are validly issued and are fully-paid, non-assessable and free of preemptive and similar rights to subscribe for or purchase securities.  Except as set forth on Schedule 3.17, neither the Company nor either of the Subsidiaries is a participant in any joint venture, partnership, or similar arrangement material to its business.

3.18. Compliance with Regulatory Requirements.  The Company and the Subsidiaries possess all certificates, approvals, authorizations, licenses and permits issued by the appropriate federal, state, local or foreign regulatory authorities, including but not limited to the Federal Communications Commission and the SEC, necessary to conduct their businesses as described in the SEC Documents, except where the failure to possess such certificates, approvals, authorizations and permits is not reasonably expected, individually or in the aggregate, to result in a Material Adverse Effect (the “Governmental Authorizations”), and the Company has not received any written notice of proceedings relating to the revocation or modification of any Governmental Authorizations.  All the Governmental Authorizations have been duly issued or obtained and are in full force and effect, and, to the knowledge of the Company, the Company and the Subsidiaries are in material compliance with the terms of all the Governmental Authorizations.  The Company and the Subsidiaries have not engaged in any activity that, to their knowledge, would cause revocation or suspension of any such Governmental Authorizations.  Neither the execution, delivery nor performance of this Agreement or any Transaction Document will adversely affect the status of any of the Governmental Authorizations.  The Company represents and warrants that, to its knowledge, no regulatory authority has initiated any regulatory or legal action with respect to any of the Company’s or the Subsidiaries’ products or business.

3.19. Taxes.  Except as set forth on Schedule 3.19, each of the Company and the Subsidiaries has filed (or has had filed on its behalf), will timely file or will cause to be timely filed, or has timely filed for an extension of the time to file, all material Tax Returns (as defined below) required by applicable law to be filed by it or them prior to or as of the date hereof, and such Tax Returns are, or will be at the time of filing, true, correct and complete in all material respects.  Each of the Company and the Subsidiaries has paid (or has had paid on its behalf) or, where payment is not yet due, has established (or has had established on its behalf and for its sole benefit and recourse) or will establish or cause to be established in accordance with GAAP on or before the date hereof an adequate accrual for the payment of, all material Taxes (as defined below) due with respect to any period ending prior to or as of the date hereof.  “Taxes” shall mean any and all taxes, charges, fees, levies or other assessments, including income, gross receipts, excise, real or personal property, sales, withholding, social security, retirement, unemployment, occupation, use, goods and services, license, value added, capital, net worth, payroll, profits, franchise, transfer and recording taxes, fees and charges, and any other taxes, assessment or similar charges imposed by the Internal Revenue Service or any taxing authority (whether state, county, local or foreign) (each, a “Taxing Authority”), including any interest, fines, penalties or additional amounts attributable to or imposed upon any such taxes or other assessments.  “Tax Return” shall mean any report, return, document, declaration or other information or filing required to be supplied to any Taxing Authority, including information returns, any documents with respect to accompanying payments of estimated Taxes, or with respect to or accompanying requests for extensions of time in which to file any such return, report, document, declaration or other information.  To the knowledge of the Company, there are no claims or assessments pending against the Company or either of the Subsidiaries for any material alleged deficiency in any Tax, and neither the Company nor either of the Subsidiaries has been notified in writing of any material proposed Tax claims or assessments against the Company or either of the Subsidiaries.  To the knowledge of the Company, no Tax Return of the Company or the Subsidiaries is or has been the subject of an examination by a Taxing Authority.    Each of the Company and the Subsidiaries has withheld from each payment made to any of its past or present employees, officers and directors, and any other person, the amount of all material Taxes and other deductions required to be withheld therefrom and paid the same to the proper Taxing Authority within the time required by law.

3.20. Pensions and Benefits.

(a) Each Company Plan is included as part of or specifically identified in the SEC Documents to the extent required by the rules and regulations of the SEC as in effect at the time of filing.

(b) With respect to employee benefit plans, programs, and other arrangements providing incentive compensation or other benefits similar to those provided under any Company Plans to any employee or former employee or dependent thereof, which plan, program or arrangement is subject to the laws of any jurisdiction outside the United States (“Foreign Plans”), (1) the Foreign Plans have been maintained in all material respects in accordance with all applicable laws, (2) if intended to qualify for special tax treatment, the Foreign Plans meet all requirements for such treatment, (3) if intended to be funded and/or book-reserved, the Foreign Plans are fully funded and/or book reserved, as appropriate, based upon reasonable actuarial assumptions, and (4) no liability which could be material to the Company and the Subsidiaries taken as a whole exists or reasonably could be imposed upon the assets of the Company or either of the Subsidiaries by reason of such Foreign Plans, other than to the extent reflected on the Financial Statements.

(c) (i) Each Company Plan has been established and administered in all material respects in accordance with its terms and in compliance with the applicable provisions of ERISA, the Internal Revenue Code of 1986, as amended (the “Code”), and other applicable laws, rules and regulations; (ii) each Company Plan which is intended to be qualified within the meaning of Section 401(a) of the Code is so qualified and has received a favorable determination letter as to its qualification (or if maintained pursuant to a prototype form of instrument the sponsor thereof has received a favorable opinion letter as to its qualification), and to the Company’s knowledge nothing has occurred, whether by action or failure to act, that could reasonably be expected to cause the loss of such qualification; and (iii) no Company Plan provides retiree health or life insurance benefits (whether or not insured), and neither the Company nor either of the Subsidiaries has any obligations to provide any such retiree benefits other than as required pursuant to Section 4980B of the Code or other applicable law.

(d) None of the Company or the Subsidiaries or any predecessor thereof sponsors, maintains or contributes to, or has in the past sponsored, maintained or contributed to, any Company Plan subject to Title IV of ERISA, any non-U.S. defined benefit plan, or any multiemployer plan within the meaning of Section 4001(a)(3) of ERISA.  No Company Plan is a plan subject to the minimum funding requirements of Section 302 of ERISA or Section 412 of the Code, and none of the Company, the Subsidiaries, or any member of their controlled group (as defined in Section 414(b) of the Code) has any liability or obligation in respect of, any such plan.  With respect to any Company Plan and to the Company’s knowledge, (i) no actions, suits or claims (other than routine claims for benefits in the ordinary course) are pending or threatened, and (ii) no administrative investigation, audit or other administrative proceeding by the Department of Labor, the Pension Benefit Guaranty Corporation, the Internal Revenue Service or other governmental agencies are pending, threatened or in progress.

(e) The consummation of the transactions contemplated by this Agreement will not (either alone or together with any other event) entitle any employee, director or independent contractor of the Company or either of the Subsidiaries to severance pay or accelerate the time of payment or vesting or trigger any payment or funding (through a grantor trust or otherwise) of compensation or benefits under, or increase the amount payable or trigger any other material obligation pursuant to, any agreement, any Company Plan or other employee plan.

3.21. Private Placement.  Neither the Company nor any person acting on the Company’s behalf has sold or offered to sell or solicited any offer to buy the Securities by means of any form of general solicitation or advertising.  Neither the Company nor any of its Affiliates nor any person acting on the Company’s behalf has, directly or indirectly, at any time within the past twelve (12) months, made any offer or sale of any security or solicitation of any offer to buy any security under circumstances that would reasonably be expected to (a) eliminate the availability of the exemption from registration under Regulation D under the Securities Act in connection with the sale or issuance of the Securities as contemplated hereby or (b) cause the offering or issuance of the Securities pursuant to this Agreement or any of the other Transaction Documents to be integrated with prior offerings by the Company for purposes of any applicable law, regulation or stockholder approval provisions.  Neither the Company nor either of the Subsidiaries is, or is an Affiliate of, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.  Neither the Company nor either of the Subsidiaries is a United States real property holding corporation within the meaning of the Foreign Investment in Real Property Tax Act of 1980.  To the knowledge of the Company, no consent, license, permit, waiver approval or authorization of, or designation, declaration, registration or filing with, the SEC or any state securities regulatory authority is required in connection with the offer, sale, issuance or delivery of the Securities other than the possible filing of Form D with the SEC.  To the knowledge of the Company, the issuance and sale of the Securities does not contravene the requirements for quotation on the OTCBB.

3.22. Material Changes.  Since the Balance Sheet Date, the Company has conducted its business only in the ordinary course and since such date there has not occurred:

(a) any event, occurrence or development that has had, or that could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, except as set forth on Schedule 3.22(a);

(b) any amendments or changes in the charter documents or bylaws of the Company or the Subsidiaries;

(c) any: (i) incurrence, assumption or guarantee by the Company or either of the Subsidiaries of any debt for borrowed money other than (A) equipment leases made in the ordinary course of business and (B) any such incurrence, assumption or guarantee with respect to an amount of $25,000 or less; (ii) issuance or sale of any securities convertible into or exchangeable for securities of the Company other than to directors, employees and consultants pursuant to existing equity compensation or stock purchase plans of the Company; (iii) issuance or sale of options or other rights to acquire from the Company or either of the Subsidiaries, directly or indirectly, securities of the Company or any securities convertible into or exchangeable for any such securities, other than options issued to directors, employees and consultants in the ordinary course of business; (iv) issuance or sale of any stock, bond or other corporate security other than to directors, employees and consultants pursuant to existing equity compensation or stock purchase plans of the Company; (v) declaration or making of any payment or distribution to stockholders or purchase or redemption of any share of its capital stock or other security other than to or from directors, officers and employees of the Company or the Subsidiaries as compensation for or in connection with services rendered to the Company or the Subsidiaries (as applicable) or for reimbursement of expenses incurred on behalf of the Company or the Subsidiaries (as applicable); (vi) sale, assignment or transfer of any of its intangible assets except in the ordinary course of business, or cancellation of any debt or claim except in the ordinary course of business; (vii) waiver of any right that is material to the Company whether or not in the ordinary course of business; (viii) material change in aggregate officer compensation, except in the ordinary course of business; or (ix) other commitment (contingent or otherwise) to do any of the foregoing;

(d) any creation, sufferance or assumption by the Company or the Subsidiaries of any lien on any asset or any making of any loan, advance or capital contribution to or investment in any Person, in an aggregate amount which exceeds $25,000 outstanding at any time;

(e) any entry into, amendment of, relinquishment, termination or non-renewal by the Company or either of the Subsidiaries of any material contract, license, lease, transaction, commitment or other right or obligation, other than in the ordinary course of business; or

(f) any transfer or grant of a right with respect to the Intellectual Property owned or licensed by the Company or the Subsidiaries, except as among the Company and the Subsidiaries.

3.23. Transactions with Affiliates and Employees.  None of the officers or directors of the Company or either of the Subsidiaries and none of the employees of the Company or either of the Subsidiaries, is presently a party to any transaction or agreement with the Company or either of the Subsidiaries (other than for services as employees, officers and directors) exceeding $120,000, including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

3.24. Insurance.  The Company and each of the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary for the business in which the Company and the Subsidiaries are engaged, including, but not limited to, directors and officers insurance coverage and products liability coverage.  The policies of insurance maintained by the Company and each of the Subsidiaries are in full force and effect, and to the Company’s knowledge, no termination of, or material premium increase with respect to, such policies is threatened.  There is no material claim pending under any of such policies as to which coverage has been questioned, denied or disputed by the insurance carriers of such policies.  All premiums due and payable under all such policies have been timely paid, and the Company and each of the Subsidiaries are otherwise in compliance with the terms of such policies.  The Company has no reason to believe that it will not be able to renew existing insurance coverage for itself and each of the Subsidiaries as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary or appropriate to continue business as currently conducted.

3.25. Internal Accounting Controls.  Except as set forth on Schedule 3.25, the Company and the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (a) transactions are executed in accordance with management’s general or specific authorizations, (b) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (c) access to assets is permitted only in accordance with management’s general or specific authorizations, (d) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences, and (e) the Company is otherwise in compliance in all material respects with the Securities Act, the Exchange Act and all other rules and regulations promulgated by the SEC and applicable to the Company, including the Sarbanes-Oxley Act of 2002, as amended.

3.26. Environmental.  None of the premises or any properties owned, occupied or leased by the Company or either of the Subsidiaries (the “Premises”) has been used by the Company or the Subsidiaries or, to the Company’s knowledge, by any other Person, to manufacture, treat, store, or dispose of any substance that has been designated to be a “hazardous substance” under applicable Environmental Laws (hereinafter defined) (“Hazardous Substances”) in violation of any applicable Environmental Laws.  To its knowledge, the Company has not disposed of, discharged, emitted or released any Hazardous Substances which would require, under applicable Environmental Laws, remediation, investigation or similar response activity. No Hazardous Substances are present as a result of the actions of the Company or, to the Company’s knowledge, any other Person, in, on or under the Premises which would give rise to any liability or clean-up obligations of the Company under applicable Environmental Laws.  The Company and, to the Company’s knowledge, any other Person for whose conduct it may be responsible pursuant to an agreement or by operation of law, are in compliance with all material laws, regulations and other federal, state or local governmental requirements, and all applicable judgments, orders, writs, notices, decrees, permits, licenses, approvals, consents or injunctions in effect on the date of this Agreement relating to the generation, management, handling, transportation, treatment, disposal, storage, delivery, discharge, release or emission of any Hazardous Substance (the “Environmental Laws”).  Neither the Company nor, to the Company’s knowledge, any other Person for whose conduct it may be responsible pursuant to an agreement or by operation of law has received any written complaint, notice, order, or citation of any actual, threatened or alleged noncompliance with any of the Environmental Laws, and there is no proceeding, suit or investigation pending or, to the Company’s knowledge, threatened against the Company or, to the Company’s knowledge, any such Person with respect to any violation or alleged violation of the Environmental Laws, and, to the knowledge of the Company, there is no basis for the institution of any such proceeding, suit or investigation.

3.27. Foreign Corrupt Practices.  None of the Company, the Subsidiaries or, to the Company’s knowledge, any director, officer, agent, employee or other person acting on behalf of the Company or the Subsidiaries has, in the course of its actions for, or on behalf of, the Company or the Subsidiaries, (a) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (b) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (c) violated or is in violation of in any material respect any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or (d) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

3.28. Board Composition.  As of the date of this Agreement, the Board consists of five (5) members:  Noam Bardin, Benjamin Broder, Lior Samuelson and two (2) vacancies.

3.29. Disclosure.  All disclosure provided to the Purchaser regarding the Company, its business and the transactions contemplated hereby, including the Schedules to this Agreement furnished by or on behalf of the Company, taken as a whole is true and correct and does not contain any untrue statement of material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.  No event or circumstance has occurred or information exists with respect to the Company or the Subsidiaries or its or their business, properties, operations or financial conditions, which, under applicable law, rule or regulation, requires public disclosure or announcement by the Company but which has not been so publicly announced or disclosed.

3.30. Sole Representations and Warranties.  The representations and warranties of the Company contained in this Agreement are the only representations and warranties made by the Company in connection with the transactions contemplated by this Agreement and supersede any and all previous written or oral statements made by the Company.

4. Representations and Warranties of the Purchaser.  The Purchaser represents and warrants to the Company as follows:

4.1. Authorization.  All action on the part of the Purchaser and, if applicable, its officers, directors, managers, members, stockholders and/or partners necessary for the authorization, execution, delivery and performance of this Agreement and the other Transaction Documents, and the consummation of the transactions contemplated herein and therein, has been taken.  When executed and delivered in accordance with the terms hereof, each of this Agreement and the other Transaction Documents to which the Purchaser is a party will constitute the legal, valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, except as such may be limited by applicable bankruptcy, insolvency, reorganization or other laws affecting creditors’ rights generally and by general equitable principles.  The Purchaser has all requisite power and authority to enter into each of this Agreement and the other Transaction Documents to which it is a party, and to carry out and perform its obligations under the terms of hereof and thereof.

4.2. Purchase Entirely for Own Account.  The Purchaser is acquiring the Securities for its own account for investment and not for resale or with a view to distribution thereof in violation of the Securities Act.

4.3. Investor Status.  The Purchaser certifies and represents to the Company that it is an “accredited investor” as defined in Rule 501 of Regulation D promulgated under the Securities Act.  The Purchaser’s financial condition is such that it is able to bear the risk of holding the Securities for an indefinite period of time and the risk of loss of its entire investment.  The Purchaser has sufficient knowledge and experience in investing in companies similar to the Company so as to be able to evaluate the risks and merits of its investment in the Company.  The Purchaser understands that nothing in this Agreement or any other materials presented to the Purchaser in connection with the purchase and sale of the Securities constitutes legal, tax or investment advice.  The Purchaser has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of the Securities.  The Purchaser understands that its investment in the Securities involves a significant degree of risk, including a risk of total loss of the Purchaser’s investment.  The Purchaser understands that the market price of the Common Stock can be volatile and that no representation is being made as to the future value of the Common Stock.

4.4. Disclosure of Information.  The Purchaser has had an opportunity to receive all information related to the Company requested by it and to ask questions of and receive answers from the Company regarding the Company, its business and the terms and conditions of the offering of the Securities.

4.5. Securities Not Registered.  The Purchaser understands that the Securities have not been registered under the Securities Act, by reason of their issuance by the Company in a transaction exempt from the registration requirements of the Securities Act, and that the Securities must continue to be held by the Purchaser unless a subsequent disposition thereof is registered under the Securities Act or is exempt from such registration.  The Purchaser understands that the exemptions from registration afforded by Rule 144 (the provisions of which are known to it) promulgated under the Securities Act depend on the satisfaction of various conditions, and that, if applicable, Rule 144 may afford the basis for sales only in limited amounts.

4.6. No Conflict.  The execution and delivery by the Purchaser of this Agreement and the other Transaction Documents to which it is a party, and the consummation of the transactions contemplated hereby and thereby, do not and will not conflict with or result in any violation of or default by the Purchaser (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to a loss of a material benefit under (a) any provision of the organizational documents of the Purchaser or (b) any agreement or instrument, permit, franchise, license, judgment, order, statute, law, ordinance, rule or regulations, applicable to the Purchaser.

4.7. Brokers or Finders.  The Purchaser has not retained, utilized or been represented by any broker or finder in connection with the transactions contemplated by this Agreement.

4.8. Consents.  All consents, approvals, orders and authorizations required on the part of the Purchaser in connection with the execution, delivery or performance of this Agreement and the other Transaction Documents to which it is a party, and the consummation of the transactions contemplated hereby and thereby have been obtained and are effective as of the date hereof.

4.9. Absence of Litigation.  There is no Action against the Purchaser or any of its Affiliates nor, to the knowledge of the Purchaser, is any Action threatened against the Purchaser or any of its Affiliates which adversely affects or challenges the legality, validity, or enforceability of this Agreement or any of the other Transaction Documents or any of the transactions contemplated hereby or thereby, including the purchase of the Securities.

4.10. Capitalization.  All of the limited liability company interests of the Purchaser have been duly authorized, are validly issued and outstanding, are fully-paid and non-assessable and were issued in full compliance with applicable state and federal securities laws and rights of third parties.  Purchaser represents that the information regarding its beneficial owners set forth on Schedule 4.10 is true and correct.

5. Conditions Precedent.

5.1. Conditions to the Obligation of the Purchaser to Consummate the Closing.  The obligation of the Purchaser to consummate the Closing and to purchase and pay for the Securities is subject to the satisfaction of the following conditions precedent:

(a) The representations and warranties of the Company contained herein shall be true and correct in all material respects (except representations and warranties which, as written, are already qualified by materiality or Material Adverse Effect, in which case such representations and warranties shall be true and correct in all respects) on and as of the date hereof and as of the Closing Date (unless such representation or warranty refers to a particular date, in which case such representation or warranty shall be true and correct as of such date).

(b) There shall have been no material adverse change in the assets, liabilities, business or operations of the Company prior to the Closing Date, and the Company shall have performed all obligations and conditions herein required to be performed or complied with by the Company on or prior to the Closing Date.

(c) No proceeding challenging this Agreement or the other Transaction Documents, or the transactions contemplated hereby or thereby, or seeking to prohibit, alter, prevent or materially delay the Closing, shall have been instituted before any court, arbitrator or governmental body, agency or official or shall be pending against or involving the Company.

(d) The sale of the Securities to the Purchaser shall not be prohibited by any law, rule, governmental order or regulation.  All necessary consents, approvals, licenses, permits, orders and authorizations of, declarations and filings with, any governmental or administrative agency or of or with any other Person with respect to any of the transactions contemplated hereby shall have been duly obtained or made and shall be in full force and effect.

(e) All instruments and corporate proceedings of the Company in connection with the transactions contemplated by this Agreement and the other Transaction Documents shall be reasonably satisfactory in form and substance to the Purchaser, and the Purchaser shall have received copies (executed or certified, as may be appropriate) of all documents which the Purchaser may have reasonably requested in connection with such transactions.

(f) The Investor Rights Agreement and the Warrant shall have been executed and delivered by the Company.

(g) The Purchaser shall have received from the Company an original stock certificate evidencing the Shares.

(h) The Purchaser shall have received a copy of duly executed Transfer Agent Instructions acknowledged by the Company’s transfer agent.

(i) The Company shall have delivered to the Purchaser a certificate dated the Closing Date and signed by the secretary or another officer of the Company, certifying (i) that attached copies of the Certificate of Incorporation, the Bylaws and resolutions of the Board approving this Agreement, the other Transaction Documents and the transactions contemplated hereby and thereby, are all true, complete and correct and remain in full force and effect as of the date hereof, and (ii) as to the incumbency and specimen signature of each officer of the Company executing this Agreement, the other Transaction Documents and any other document delivered in connection herewith on behalf of the Company.

(j) The Company shall have delivered to the Purchaser, a certificate dated the Closing Date and signed by the Company’s chief financial officer or chief executive officer, certifying that (i) the representations and warranties of the Company contained in Section 3 hereof are true and correct in all material respects on the Closing Date and (ii) the Company has performed and complied with all of the agreements and conditions set forth or contemplated herein that are required to be performed or complied with by the Company on or before the Closing Date.

(k) The Company shall provide evidence that, effective as of the Closing, (i) the number of directors constituting the entire Board has been fixed at five (5), (ii) Noam Bardin shall have tendered his resignation from the Board and all committees thereof, (iii) Robert Stevanovski and Anthony Cassara shall be appointed to serve as members of the Board, and (iv) the number of directors serving on the Board shall be four (4), consisting of Lior Samuelson, Benjamin Broder, Robert Stevanovski and Anthony Cassara, with one vacancy remaining on the Board.

(l) The Company shall have delivered evidence of continued effectiveness and coverage under the Company’s existing directors’ and officers’ insurance policy immediately following the Closing or a replacement policy reasonably acceptable to the Purchaser.

5.2. Conditions to the Obligation of the Company to Consummate the Closing.  The obligation of the Company to consummate the Closing and to issue and sell the Securities to the Purchaser at the Closing is subject to the satisfaction of the following conditions precedent:

(a) The representations and warranties of the Purchaser contained herein shall be true and correct in all material respects (except representations and warranties which, as written, are already qualified by materiality or Material Adverse Effect, in which case such representations and warranties shall be true and correct in all respects) on and as of the date hereof and as of the Closing Date (unless such representation or warranty refers to a particular date, in which case such representation or warranty shall be true and correct as of such date).

(b) The Investor Rights Agreement shall have been executed and delivered by the Purchaser.

(c) The Purchaser shall have delivered to the Company a certificate dated the Closing Date and signed by an authorized officer or manager of the Purchaser certifying that (i) the representations and warranties of the Purchaser contained in Section 4 hereof are true and correct in all material respects on the Closing Date and (ii) the Purchaser has performed and complied with all of the agreements and conditions set forth or contemplated herein that are required to be performed or complied with by the Purchaser on or before the Closing Date.

(d) No proceeding challenging this Agreement or the other Transaction Documents, or the transactions contemplated hereby or thereby, or seeking to prohibit, alter, prevent or materially delay the Closing, shall have been instituted before any court, arbitrator or governmental body, agency or official or shall be pending against or involving the Purchaser.

(e) The sale of the Securities by the Company shall not be prohibited by any law, rule, governmental order or regulation.  All necessary consents, approvals, licenses, permits, orders and authorizations of, declarations and filings with, any governmental or administrative agency or of any other Person with respect to any of the transactions contemplated hereby shall have been duly obtained or made and shall be in full force and effect.

(f) All instruments and corporate proceedings in connection with the transactions contemplated by this Agreement to be consummated at the Closing shall be reasonably satisfactory in form and substance to the Company, and the Company shall have received counterpart originals, or certified or other copies of all documents, including without limitation records of corporate or other proceedings, which it may have reasonably requested in connection therewith.

(g) The Purchaser shall deliver to the Company the payment of the Purchase Price by wire transfer of immediately available funds to such account as set forth on Schedule 2.2.

6. Certain Covenants and Agreements.

6.1. Transfer of Shares.  The Purchaser shall not sell, assign, pledge, transfer or otherwise dispose of or encumber any of the Shares, except (a) pursuant to an effective registration statement under the Securities Act, (b) to an Affiliate (so long as such Affiliate agrees in writing with the Company to be bound by the terms and provisions of this Agreement as if, and to the fullest extent as, the Purchaser), or (c) pursuant to an available exemption from registration under the Securities Act (including sales permitted pursuant to Rule 144) and applicable state securities laws and, if requested by the Company, upon delivery by the Purchaser of either an opinion of counsel of the Purchaser reasonably satisfactory to the Company to the effect that the proposed transfer is exempt from or does not require registration under the Securities Act and applicable state securities laws or a representation letter of the Purchaser reasonably satisfactory to the Company setting forth a factual basis for concluding that such proposed transfer is exempt from or does not require registration under the Securities Act and applicable state securities laws.  Any transfer or purported transfer of the Shares in violation of this Section 6.1 shall be void.  The Company shall not register any transfer of the Shares in violation of this Section 6.1.  The Company may, and may instruct any transfer agent for the Company, to place such stop transfer orders as may be required on the transfer books of the Company in order to ensure compliance with the provisions of this Section 6.1.

6.2. Legends.

(a) To the extent applicable, each certificate or other document evidencing the Shares and the Warrant Shares shall be endorsed with the legend set forth below, and the Purchaser covenants that, except to the extent such restrictions are waived by the Company, it shall not transfer the shares represented by any such certificate without complying with the restrictions on transfer described in this Agreement and the legends endorsed on such certificate:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS.  THESE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN EXEMPTION UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS.”

(b) The legend set forth in Section 6.2(a) shall be removed from the certificates evidencing the Shares and the Warrant Shares, (i) following any sale of such Shares or Warrant Shares pursuant to Rule 144 or any effective registration statement, (ii) if such Shares or Warrant Shares are eligible for sale under Rule 144 without limitation as to volume or manner of sale (and the holder of such Shares or Warrant Shares has submitted a written request for removal of the legend indicating that the holder has complied with the applicable provisions of Rule 144 or such judicial interpretation or pronouncement), or (iii) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the Staff of the SEC) (and the holder of such Shares or Warrant Shares has submitted a written request for removal of the legend indicating that the holder has complied with the applicable provisions of Rule 144).  The Company shall cause its counsel to issue a legal opinion to the Company’s transfer agent promptly upon the occurrence of any of the events in clauses (i), (ii) or (iii) above to effect the removal of the legend on certificates evidencing the Shares or Warrant Shares and shall also cause its counsel to issue a “blanket” legal opinion or other letter to the Company’s transfer agent promptly after the Effective Date (provided that there is an effective registration statement covering the resale of the Shares or Warrant Shares), if required by the Company’s transfer agent, to allow sales without restriction pursuant to an effective registration statement. The Company agrees that at such time as such legend is no longer required under this Section 6.2(b), it will use its best efforts to, no later than three (3) business days following the delivery by the Purchaser to the Company or the Company’s transfer agent of a certificate representing the Shares or Warrant Shares issued with a restrictive legend, deliver or cause to be delivered to the Purchaser a certificate representing such Shares or Warrant Shares that is free from all restrictive and other legends; provided that in the case of removal of the legend for reasons set forth in clause (ii) above, the holder of such Shares or Warrant Shares has submitted a written request for removal of the legend indicating that the holder has complied with the applicable provisions of Rule 144. The Company may not make any notation on its records or give instructions to any transfer agent of the Company that enlarge the restrictions on transfer set forth in this Section 6.2.

6.3. Publicity.  Except to the extent required by applicable laws, rules, regulations or stock exchange requirements, neither (a) the Company, the Subsidiaries or any of their Affiliates nor (b) the Purchaser or any of its Affiliates shall, without the written consent of the other, make any public announcement or issue any press release with respect to the transactions contemplated by this Agreement.  In no event will either (x) the Company, the Subsidiaries or any of their Affiliates or (y) the Purchaser or any of its Affiliates make any public announcement or issue any press release with respect to the transactions contemplated by this Agreement without consulting with the other party, to the extent feasible, as to the content of such public announcement or press release.  The Purchaser and the Company agree that this Agreement is material to the Company and both the Purchaser and the Company understand that the Company will issue a press release upon entry into this Agreement and that the Company will file a Current Report on Form 8-K as required under SEC rules, and the Purchaser shall be entitled to review and approve the statements made therein prior to filing with the SEC, provided that such approval shall not be unreasonably withheld, conditioned or delayed.

6.4. Filing of Information.  The Company covenants to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company pursuant to all applicable securities laws, including the Exchange Act.  At any time if the Company is not required to file reports pursuant to such laws, it will prepare and furnish to the Purchaser and make publicly available in accordance with paragraph (c) of Rule 144 such information as is required for the Purchaser to sell the Shares and the Warrant Shares under Rule 144.  The Company further covenants that it will use its best efforts to take such further action as any holder of Shares or Warrant Shares may reasonably request to satisfy the provisions of Rule 144 applicable to the issuer of securities relating to transactions for the sale of securities pursuant to Rule 144.

6.5. Use of Proceeds.  The Company covenants and agrees that the proceeds from the sale of the Securities shall be used by the Company only (a) to pay fees and expenses of counsel to the Company in connection with this Agreement and the transactions contemplated hereby, which fees and expenses are not expected to exceed approximately $25,000, and (b) for operating working capital.

6.6. No Integration.  The Company shall not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that, in its reasonable opinion, would be integrated with the offer or sale of the Securities in a manner that would require the registration under the Securities Act of the sale of the Securities to the Purchaser.

6.7. Reservation of Common Stock for Issuance.  The Company agrees to reserve from its duly authorized capital stock the total number of shares of Common Stock issuable upon execution of this Agreement and the other Transaction Documents (including without limitation, the Warrant, subject to the effectiveness of the Certificate Amendment).

6.8. Filings.  At the reasonable request of and at the sole expense of the Company, the Purchaser will provide reasonable assistance to the Company in filing reports, questionnaires, undertakings and other documents with respect to the issuance of the Securities.

6.9. Board.

(a) As soon as practicable after the date of this Agreement (but in any event no later than five (5) business days after the Closing), the Company shall take all actions required under Section 14(f) of the Exchange Act and Rule 14f-1 promulgated thereunder, including mailing to the Company’s stockholders any information required by such Rule 14f-1 (and filing such information with the SEC) with respect to the individuals to be appointed to the Board under this Agreement.  Purchaser shall supply or caused to be supplied to the Company such information regarding Purchaser, its officers, directors and Affiliates and any Purchaser designee to the Board as the Company may reasonably request in connection with the satisfaction of its obligations under this Section 6.9.

(b) The Company will take all actions required such that, upon the Company’s compliance with Section 6.9(a) and effective upon the expiration of the period described in Rule 14f-1, David Stevanovski shall be appointed to serve on the Board in accordance with the Certificate of Incorporation and Bylaws and applicable law.

6.10. Blue Sky Compliance.  The Company will qualify the Securities for offer and sale under the securities or “blue sky” laws of such jurisdictions as the Purchaser shall reasonably request and will continue such qualifications in effect so long as required for the offering and resale of the Securities; provided that the Company shall not be required to (a) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (b) file any general consent to service of process in any such jurisdiction or (c) subject itself to taxation in any such jurisdiction if it is not otherwise so subject.

6.11. No General Solicitation or Directed Selling Efforts.  None of the Company, its affiliates or any other Person acting on its behalf will (a) solicit offers for, or offer or sell, the Securities by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act or (b) engage in any directed selling efforts within the meaning of Regulation S, and all such Persons will comply with the offering restrictions requirement of Regulation S.

6.12. No Stabilization.  The Company will not take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Securities.

6.13. Exclusivity.  Until the earlier of the Closing Date or termination of this Agreement pursuant to Section 9, the Company will not, and will cause the Subsidiaries and the Company’s and the Subsidiaries’ respective employees, officers, directors, attorneys, financial advisors and other agents (the “Representatives”) not to, directly or indirectly take any action to solicit, initiate, seek or encourage any inquiry, proposal or offer from, furnish any information to, or participate in any discussions or negotiations with, any Person (other than the Purchaser) regarding any acquisition of the Company, any merger or consolidation with or involving the Company, any acquisition of all or any portion of the stock or assets of the Company, or any other financing (debt or equity) of the Company (any such transaction, an “Alternative Transaction”); provided, however, that if after the date hereof the Board receives an unsolicited, bona fide proposal to acquire more than fifty percent (50%) of the equity securities of the Company, which proposal is made in circumstances not involving a breach of this Agreement, and the Board determines that such offer constitutes a superior proposal (a “Superior Proposal”), then the company may, after providing the Purchaser not less than twenty-four (24) hours written notice, (a) furnish information with respect to the Company to the party making such offer, but only after such party enters into a customary confidentiality agreement with the Company and (b) participate in negotiations with such Person regarding such Superior Proposal.  The Company agrees that it will, and will cause the Subsidiaries, immediately to terminate any such discussions or negotiations (other than negotiations with the Purchaser) in progress as of the date of this Agreement and that in no event will the Company or any of the Subsidiaries accept or enter into an agreement concerning any Alternative Transaction except as permitted hereunder.  In addition, the Company will not, directly or indirectly, through any Representative, initiate or continue to participate in any negotiations or discussions with any Person relating to an acquisition of, joint venture with, or investment in, any business.  The Company will notify the Purchaser immediately after receipt by the Company or either of the Subsidiaries (or any of their Representatives) of any proposal for, or inquiry respecting, any potential Alternative Transaction or any request for nonpublic information in connection with such a proposal or inquiry, or for access to the properties, books or records of the Company by any Person.  Such notice to the Purchaser will indicate in reasonable detail the identity of the Person making, and the terms of, the proposal or inquiry.  The Company will be responsible for any material breach of the provisions of this Section 6.13 by either of the Subsidiaries or any of the Company’s or the Subsidiaries’ Representatives.

6.14. Conduct of Business of the Company.

(a) The Company agrees that during the period from the date of this Agreement to the Closing Date (unless the Purchaser shall otherwise agree in writing and except as otherwise contemplated by this Agreement), the Company will, and will cause each of the Subsidiaries to, (i) conduct its operations according to its ordinary and usual course of business in compliance in all material respects with all applicable laws, (ii) pay its debts and taxes when due (subject to good faith disputes over such debts), (iii) provide the Purchaser and its representatives reasonable access, during normal business hours and upon reasonable advance notice to its properties, books, records, facilities, officers, directors and accountants and furnish or make available (and cause each of the Subsidiaries to furnish or make available) reasonably promptly to the Purchaser and its representatives all information concerning its business, properties and personnel as may reasonably be requested, (iv) pay or perform other material obligations when due, and (v) use commercially reasonable efforts to preserve intact its current business organizations, keep available the service of its current officers and employees and preserve its relationships with customers, suppliers and others having business dealings with it to the end that goodwill and ongoing businesses shall not be impaired in any material respect at or prior to the Closing Date.

(b) Without limiting the generality of the foregoing, and except as otherwise expressly permitted in this Agreement, prior to the Closing Date, neither the Company nor either of the Subsidiaries will, without the prior written consent of the Purchaser, which consent shall not be unreasonably withheld, delayed or conditioned:

(i) except for shares to be issued or delivered upon exercise of equity in accordance with the Company’s existing underlying plans or warrants, issue, deliver, sell, dispose of, pledge or otherwise encumber, or authorize or propose the issuance, sale, disposition or pledge or other encumbrance of any additional shares of capital stock of any class (other than the Shares), or any securities or rights convertible into, exercisable or exchangeable for, or evidencing the right to subscribe for any shares of capital stock, or any rights, warrants, options, calls, commitments or any other agreements of any character to purchase or acquire any shares of capital stock or any securities or rights convertible into, exchangeable for, or evidencing the right to subscribe for, any shares of capital stock;

(ii) adopt any amendment, modification or repeal, or propose to, or permit or consent to, any amendment, modification or repeal of the Certificate of Incorporation or Bylaws (or the equivalent organizational documents of the Subsidiaries), other than the Certificate Amendment, or alter through merger, liquidation, reorganization, restructuring or in any other fashion the corporate structure or ownership of the Subsidiaries; or

(iii) take, undertake, incur, authorize, commit or agree to take any action that would cause any of the representations or warranties in Section 3 to be untrue in any material respect or would reasonably be anticipated to cause any of the conditions to closing set forth in Section 5 not to be satisfied; or

(iv) authorize, recommend, propose or announce an intention to do any of the foregoing, or enter into any contract, agreement, commitment or arrangement to do any of the foregoing.

6.15. Increase in Authorized Stock.  As soon as practicable after the Closing Date, the Company will take and cause to be taken, in accordance with applicable law, the Certificate of Incorporation and Bylaws, all actions reasonably necessary or advisable to obtain approval by the Company’s stockholders of the Certificate Amendment, including, but not limited to, filing with the SEC a proxy statement complying with applicable requirements of law and all of the proxy rules of the SEC for the purposes of seeking such approval.  Immediately following approval by the Company’s stockholders of the Certificate Amendment, the Company shall file the Certificate Amendment with the Secretary of State of the State of Delaware.

6.16. Access to Information.  After the Closing, the Company shall provide the Purchaser and its representatives reasonable access, during normal business hours and upon reasonable advance notice, to its properties, books, records, facilities, officers, directors and accountants and furnish or make available (and cause the Subsidiaries to furnish or make available) reasonably promptly to the Purchaser and its representatives all information concerning its business, properties and personnel as may reasonably be requested.  The Company’s compliance with this Section 6.16 shall be subject to the Purchaser’s execution of a confidentiality agreement mutually acceptable to the parties.

7. Indemnification.

7.1. By the Company.  The Company agrees to indemnify, defend and hold harmless the Purchaser and its Affiliates and their respective officers, directors, agents, employees, subsidiaries, partners, members and controlling persons (collectively, the “Purchaser Indemnitees”) from and against any and all claims, losses, liabilities, damages, deficiencies, judgments, assessments, fines, settlements, costs or expenses (including interest, penalties and reasonable fees, disbursements and other charges of counsel) (collectively, “Losses”) based upon, arising out of or otherwise in respect of any breach by the Company of any representation, warranty, covenant or agreement of the Company contained in this Agreement or in the other Transaction Documents.

7.2. By the Purchaser.  The Purchaser agrees to indemnify, defend and hold harmless the Company and its Affiliates and their respective officers, directors, agents, employees, subsidiaries, partners, members and controlling persons (collectively, the “Company Indemnitees”) from and against any and all Losses based upon, arising out of or otherwise in respect of any breach by the Purchaser of any representation, warranty, covenant or agreement of the Purchaser contained in this Agreement or in the other Transaction Documents.

7.3. Claims.  All claims for indemnification by an Indemnified Party pursuant to this Section 7 shall be made as follows:

(a) If an Indemnified Party has incurred or suffered Losses for which it is entitled to indemnification under this Section 7, then such Indemnified Party shall give prompt written notice of such claim (a “Claim Notice”) to the Indemnifying Party.  Each Claim Notice shall state the amount of claimed Losses (the “Claimed Amount”), if known, and the basis for such claim.

(b) Within thirty (30) days after delivery of a Claim Notice, the Indemnifying Party shall provide to each Indemnified Party, a written response (the “Response Notice”) in which the Indemnifying Party shall:  (i) agree that all of the Claimed Amount is owed to the Indemnified Party, (ii) agree that part, but not all, of the Claimed Amount (the “Agreed Amount”) is owed to the Indemnified Party, or (iii) contest that any of the Claimed Amount is owed to the Indemnified Party.  The Indemnifying Party may contest the payment of all or a portion of the Claimed Amount only based upon a good faith belief that all or such portion of the Claimed Amount does not constitute Losses for which the Indemnified Party is entitled to indemnification under this Section 7.  If no Response Notice is delivered by the Indemnifying Party within such 30-day period, then the Indemnifying Party shall be deemed to have agreed that all of the Claimed Amount is owed to the Indemnified Party.

(c) If the Indemnifying Party in the Response Notice agrees (or is deemed to have agreed) that all of the Claimed Amount is owed to the Indemnified Party, then the Indemnifying Party shall owe to the Indemnified Party an amount equal to the Claimed Amount to be paid in the manner set forth in this Section 7.  If the Indemnifying Party in the Response Notice agrees that part, but not all, of the Claimed Amount is owed to the Indemnified Party, then the Indemnifying Party shall owe to the Indemnified Party an amount equal to the Agreed Amount set forth in such Response Notice to be paid in the manner set forth in this Section 7.  The Indemnifying Party and the Indemnified Party shall use their reasonable best efforts to resolve the dispute as to the amount of the Claimed Amount the Indemnifying Party believes it does not owe to the Indemnified Party.

(d) No delay on the part of the Indemnified Party in notifying the Indemnifying Party shall relieve the Indemnifying Party of any liability or obligation hereunder except to the extent of any actual prejudice caused by or arising out of such delay.

7.4. Payment of Claims.  The Indemnifying Party shall make payment of any portion of any Claimed Amount that the Indemnifying Party has agreed in a Response Notice that it owes to an Indemnified Party, or that the Indemnifying Party is deemed to have agreed it owes to such Indemnified Party, said payment to be made within thirty (30) days after such Response Notice is delivered by the Indemnifying Party or should have been delivered by the Indemnifying Party, as the case may be.

7.5. Limitations.

(a) Time for Claims.  The Indemnifying Party will not be liable for any Losses hereunder arising out of a breach of representation or warranty unless a written claim for indemnification is given by the Indemnified Party to the Indemnifying Party on or prior to the date that is eighteen (18) months after the Closing Date.

(b) Maximum Amount.  Notwithstanding anything contained herein to the contrary, the Indemnifying Party will not be liable for any Losses hereunder in excess of, and all such Losses for which a party may be required to indemnify the other party hereunder may not exceed $350,000, except with respect to any breach of the Fundamental Representations, in which case the limit on the amount of such indemnification shall be an amount equal to the Purchase Price.  For purposes of determining in connection with the indemnification provisions of this Section 7, the amount of any Losses incurred in connection with any breach, any and all qualifications of representations, warranties, covenants or agreements by reference to any Material Adverse Effect or materiality shall be disregarded.  Notwithstanding anything to the contrary herein, it is understood that nothing in this Agreement (including this Section 7.5) shall limit or restrict any of the parties’ right to maintain or recover any amounts in connection with any action or claim based upon fraud or intentional misrepresentation.

7.6. Applicability; Exclusivity.  Notwithstanding any term to the contrary in this Section 7, the indemnification and contribution provisions of the Investor Rights Agreement shall govern any claim made with respect to registration statements filed pursuant thereto or sales made thereunder.  The parties hereby acknowledge and agree that in addition to remedies of the parties hereto in respect of any and all claims relating to any breach or purported breach of any representation, warranty, covenant or agreement that is contained in this Agreement pursuant to the indemnification provisions of this Section 7, all parties shall always retain the right to pursue and obtain injunctive relief in addition to any other rights or remedies hereunder.

8. Miscellaneous Provisions.

8.1. Rights Cumulative.  Each and all of the various rights, powers and remedies of the parties shall be considered to be cumulative with and in addition to any other rights, powers and remedies which such parties may have at law or in equity in the event of the breach of any of the terms of this Agreement.  The exercise or partial exercise of any right, power or remedy shall neither constitute the exclusive election thereof nor the waiver of any other right, power or remedy available to such party.

8.2. Pronouns.  All pronouns or any variation thereof shall be deemed to refer to the masculine, feminine or neuter, singular or plural, as the identity of the person, persons, entity or entities may require.

8.3. Notices.

(a) Any notices, reports or other correspondence (hereinafter collectively referred to as “correspondence”) required or permitted to be given hereunder shall be sent by postage prepaid first class mail, overnight courier or confirmed facsimile delivered to the party to whom such correspondence is required or permitted to be given hereunder.  The date of giving any notice shall be the date of its actual receipt if during normal business hours and, if not, then on the next business day.

(b) All correspondence to the Company shall be addressed as follows:

deltathree, Inc.
419 Lafayette Street
New York, NY 10003
Attention:   Chief Executive Officer and General Counsel
Facsimile:    212.500.4888

With a copy to (which shall not constitute notice):

Mintz Levin Cohn Ferris Glovsky & Popeo, P.C.
Chrysler Center
666 Third Avenue
New York, NY 10017
Attention:   Kenneth Koch, Esq.
Facsimile:    212.983.3115

(c) All correspondence to the Purchaser shall be addressed as follows:

D4 Holdings, LLC
349-L Copperfield Blvd., #407
Concord, NC 28025
Attention:   Robert Stevanovski, Manager
Facsimile:    704.260.3304

With a copy to (which shall not constitute notice):

Bingham McCutchen LLP
2020 K Street, NW
Washington, DC 20006
Attention:   Andrew M. Ray, Esquire
Facsimile:    202.373.6452

(d) Any party may change the address to which correspondence to it is to be addressed by written notification as provided for herein.

8.4. Captions.  The captions and paragraph headings of this Agreement are solely for the convenience of reference and shall not affect the interpretation of this Agreement.

8.5. Severability.  Should any part or provision of this Agreement be held unenforceable or in conflict with the applicable laws or regulations of any jurisdiction, the invalid or unenforceable part or provisions shall be replaced with a provision which accomplishes, to the extent possible, the original business purpose of such part or provision in a valid and enforceable manner, and the remainder of this Agreement shall remain binding upon the parties hereto.

8.6. Governing Law.  This Agreement shall be governed by and construed in accordance with the internal and substantive laws of the State of Delaware and without regard to any conflicts of laws concepts which would apply the substantive law of some other jurisdiction.

8.7. Waiver.  No waiver of any term, provision or condition of this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be, or be construed as, a further or continuing waiver of any such term, provision or condition or as a waiver of any other term, provision or condition of this Agreement.

8.8. Expenses.  Each Party shall pay its expenses incurred in connection with the preparation, execution and delivery of this Agreement and the other Transaction Documents.

8.9. Assignment.  The rights and obligations of any party hereto shall inure to the benefit of and shall be binding upon the authorized successors and permitted assigns of such party.  Neither the Company nor the Purchaser may assign this Agreement or any rights or obligations hereunder without the prior written consent of the other party; provided, however, that the Purchaser may assign or transfer any or all of its rights under this Agreement to any Affiliate of the Purchaser provided that such assignee or transferee agrees in writing to be bound, with respect to the transferred Shares, by the provisions hereof that apply to the Purchaser (whereupon such assignee or transferee shall be deemed to be the “Purchaser” for all purposes of this Agreement).

8.10. Survival.  The respective representations and warranties given by the parties hereto shall survive the Closing Date and the consummation of the transactions contemplated herein for a period of time equal to the time for which indemnification may be sought hereunder, without regard to any investigation made by any party.  The respective covenants and agreements agreed to by a party hereto shall survive the Closing Date and the consummation of the transactions contemplated herein in accordance with their respective terms and conditions.

8.11. Entire Agreement.  This Agreement constitutes the entire agreement between the parties hereto respecting the subject matter hereof and supersedes all prior agreements, negotiations, understandings, representations and statements respecting the subject matter hereof, whether written or oral (including without limitation the Letter of Intent dated February 1, 2009 between the parties hereto).  No modification, alteration, waiver or change in any of the terms of this Agreement shall be valid or binding upon the parties hereto unless made in writing and duly executed by the parties hereto.

8.12. Amendments.  Any amendment, supplement or modification of or to any provision of this Agreement or any waiver of any provisions of this Agreement shall be effective only if made or given in writing and signed by the Company and the Purchaser.

8.13. No Third Party Rights.  This Agreement is intended solely for the benefit of the parties hereto and is not intended to confer any benefits upon, or create any rights in favor of, any Person (including, without limitation, any stockholder or debt holder of the Company) other than the parties hereto.

8.14. Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same document.  The parties hereto confirm that any facsimile copy or electronic mail message in “pdf” or similar format of another party’s executed counterpart of this Agreement (or its signature page thereof) will be deemed to be an executed original thereof.

8.15. Service of Process.  Each of the parties hereto consents to process being served in any such suit, action or proceeding, by mailing a copy thereof to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing in this Section 8.15 shall affect or limit any right to serve process in any other manner permitted by law.

8.16. Further Assurances.  Each party hereto agrees to cooperate fully with the other party hereto and to execute such further instruments, documents and agreements and to give such further written assurances as may be reasonably requested by the other party hereto to better evidence and reflect the transactions described herein and contemplated hereby and to carry into effect the intents and purposes of this Agreement, and further agrees to take promptly, or cause to be taken, all actions, and to do promptly, or cause to be done, all things necessary, proper or advisable under applicable law to consummate and make effective the transactions contemplated hereby, to obtain all necessary waivers, consents and approvals, to effect all necessary registrations and filings, and to remove any injunctions or other impediments or delays, legal or otherwise, in order to consummate and make effective the transactions contemplated by this Agreement for the purpose of securing to the parties hereto the benefits contemplated by this Agreement.

8.17. Waiver of Trial by Jury.  THE PARTIES HERETO IRREVOCABLY WAIVE TRIAL BY JURY IN ANY SUIT, ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

9. Termination.

(a) Termination.  This Agreement may be terminated at any time prior to the Closing Date:

(i) by the written agreement of the Company and the Purchaser;

(ii) by either the Company or the Purchaser if the Closing shall not have been consummated by February 27, 2009, provided that the right to terminate this Agreement pursuant to this Section 9(a)(ii) shall not be available to any party whose action or failure to act has been a principal cause of or resulted in the failure of the Closing to occur on or before such date and such action or failure to act constitutes a material breach of this Agreement; or

(iii) by the Company at any time, upon five (5) business days prior written notice provided to the Purchaser (such five-day period, the “Notice Period”), if (A) each of the conditions set forth in Section 5.1 have been satisfied as of the date of such notice or are to be satisfied (or caused to be satisfied) by the Company at the Closing and such satisfaction can reasonably be expected to occur prior to the expiration of the Notice Period, (B) the Company is prepared to consummate the Closing prior to the expiration of the Notice Period, and (C) the Purchaser is unwilling or unable to consummate the Closing prior to the expiration of the Notice Period;

(iv) by the Company, pursuant to and in accordance with Section 6.13 for the purpose of pursuing a Superior Proposal, provided the Company has not breached the provisions of Section 6.13; or

(v) by either the Company or the Purchaser if a governmental authority shall have issued an order, decree or ruling or taken any other action, in any case having the effect of permanently restraining, enjoining or otherwise prohibiting this Agreement and/or the transactions contemplated hereby, which order, decree or ruling is final and nonappealable.

(b) Effect of Termination.  In the event of the termination or abandonment of this Agreement pursuant to Section 9(a), this Agreement shall forthwith become void and have no effect, without any liability on the part of any party hereto or its Affiliates, directors, or officers thereof other than pursuant to Section 9(c); provided, that nothing contained in this Section 9(b) shall relieve any party from liability for any fraud or the breach of any representation, warranty, covenant or other agreement contained in this Agreement or any nondisclosure agreement between the parties occurring prior to termination.

(c) Termination Fee.

(i) If the Company terminates this Agreement pursuant to Section 9(a)(iii), the Purchaser shall pay the Company, within three (3) business days of such termination, an amount equal to $175,500 by wire transfer of immediately available funds to such account as set forth on Schedule 2.2.

(ii) In the event that (A) this Agreement is terminated by the Company pursuant to Section 9(a)(iv), or (B) the Company consummates an Alternative Transaction within twenty (20) days after termination of this Agreement by the Company pursuant to Section 9(a)(ii), then the Company shall pay to the Purchaser, within three (3) business days of such termination, an amount equal to $175,500 by wire transfer of immediately available funds to such account as the Purchaser shall designate in writing.

[signature pages follow]

IN WITNESS WHEREOF, the parties hereto have executed this Securities Purchase Agreement under seal as of the day and year first above written.

COMPANY:

DELTATHREE, INC.

By:      /s/ Efraim Baruch
Name: Efraim Baruch
Title:   Chief Executive Officer

PURCHASER:

D4 HOLDINGS, LLC

By:           Praescient, LLC, its Manager

By:       /s/ Robert Stevanovski
Name:  Robert Stevanovski
Title:    Manager

Exhibit A

Investor Rights Agreement

Exhibit B

Warrant